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                                                        EXHIBIT 4.20



                  AMENDMENT TO LOAN AND SECURITY AGREEMENT AND

                     SCHEDULE TO LOAN AND SECURITY AGREEMENT

                     ---------------------------------------



         This Amendment to Loan and Security  Agreement and Schedule to Loan and

Security Agreement ("Amendment") dated as of the ____ day of February 1998 is by

and  between  HOLD  BILLING   SERVICES,   LTD.,  a  Texas  limited   partnership

("Borrower") and FINOVA CAPITAL CORPORATION ("FINOVA").



                                   BACKGROUND

                                   ----------



         A. On March 25, 1997,  Borrower and FINOVA  entered into a certain Loan and  Security  Agreement  ("Loan  Agreement"),  a certain  Schedule  to Loan and

Security  Agreement  ("Schedule") and certain related agreements and instruments to reflect financing  arrangements between the parties thereto (collectively the

"Loan  Documents").  All capitalized terms used herein without  definition shall have the meanings ascribed thereto in the Loan Agreement and the Schedule



         B. The  Borrower  and  FINOVA  have  agreed,  subject  to the terms and conditions  of this  Amendment,  to  modify  and  amend  certain  terms of their financing arrangements.



         NOW THEREFORE,  with the foregoing  Background  deemed  incorporated by reference  herein and made a part hereof,  the parties  hereto,  intending to be legally bound, hereby promise and agree as follows:



         1.       AMENDMENTS:

                  ----------



                  1.1 The  definition  of  "Total  Facility"  set  forth  in the

Schedule is deleted and replaced with the following:



                  Ten Million Dollars ($10,000,000).



         2.       PAYMENT TO SUBORDINATED CREDITOR

                  --------------------------------



                  Notwithstanding  the  terms  of  that  certain   Subordination

Agreement  dated  March 25,  1997 among  FINOVA,  Borrower  and Home Owners Long

Distance  Incorporated  ("Subordinated  Creditor"),  FINOVA  hereby  consents to

Borrower's  repayment  of the  principal  amount of Six Hundred  Fifty  Thousand

Dollars  ($650,000.00),  or such lesser amount  outstanding  on the date hereof,

plus all accrued but unpaid interest  thereon,  owing to Subordinated  Creditor.

Borrower  represents  and  warrants to FINOVA that after such payment is made to

Subordinated  Creditor, it shall no longer be indebted to Subordinated Creditor.

Borrower  agrees that it shall not incur any  additional  indebtedness  owing to

Subordinated Creditor without the written consent of FINOVA.



         3.       FURTHER ASSURANCES

                  ------------------



                  Borrower hereby agrees to take all such actions and to execute and/or deliver to FINOVA all such documents,  assignments,  financing statements and other  documents  as FINOVA may  reasonably  require  from time to time,  to effectuate and implement the purposes of this Amendment.
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         4.       CONFIRMATION OF COLLATERAL

                  --------------------------



                  Borrower  hereby  confirms its  existing  grant to FINOVA of a security interest in the Collateral.  Borrower hereby confirms that all security interests  at any time  granted  by them to FINOVA  continue  in full  force and effect and secure and shall continue to secure the  liabilities  and obligations of Borrower so long as any such  liabilities or obligations  remain  outstanding and that all  assets  subject  thereto  remain  free and  clear of any  liens or encumbrances other than those in favor of FINOVA or as specifically set forth in the Agreement and exhibits thereto.



         5.       REPRESENTATIONS AND WARRANTIES

                  ------------------------------



                  Borrower hereby reaffirms all  representations  and warranties made to FINOVA under the Loan  Agreement and all of the other Loan Documents and confirms that all are true and correct as of the date hereof.  Borrower  further represents  and warrants  that it has the  authority and legal right to execute,

deliver and carry out the terms of this  Amendment,  that such actions were duly authorized by all necessary limited  partnership  action on the part of Borrower and that the parties  executing  this  Amendment  on its behalf  were  similarly authorized  and  empowered,  and that this  Amendment  does not  contravene  any provisions of its Agreement of Limited  partnership  or  Certificate  of Limited

Partnership,  or of any contract or agreement to which it is a party or by which any of  its  properties  is  bound.  Borrower  reaffirms  all  of the  covenants contained in the Agreement and covenants to abide thereby until all of the Loans and other  liabilities and obligations of Borrower to FINOVA, of whatever nature and whenever incurred, are satisfied and/or released by FINOVA.



         6.       CONDITIONS PRECEDENT

                  --------------------



                  The  Amendment  shall not be  effective  until  the  following conditions have been met to the sole satisfaction of FINOVA:



                  (a) Borrower  shall have executed and delivered to FINOVA this

Amendment;



                  (b)  Borrower  shall  have  furnished  to  FINOVA  appropriate resolutions  adopted by the Board of Directors of its corporate  general partner authorizing  the  execution  and delivery of this  Amendment  and all such other documents as are required  hereunder or which FINOVA shall reasonably require in addition hereto;



                  (c) FINOVA shall have  received  from  Borrower an  additional facility fee in an amount equal to  Twenty-five  Thousand  Dollars  ($25,000) in good cleared funds; and



                  (d) Borrower  shall have  executed  and  delivered to FINOVA a restated  promissory  note in the principal  amount of  $10,000,000  in form and substance acceptable to FINOVA.



         7.       PAYMENT OF EXPENSES

                  -------------------

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                  Borrower  shall pay or  reimburse  FINOVA  for its  reasonable attorneys' fees and expenses in connection with the preparation, negotiation and execution of this  Amendment  and the  documents  provided for herein or related hereto.



         8.       REAFFIRMATION OF EXISTING AGREEMENT

                  -----------------------------------



                  Except as modified by the terms  hereof,  all of the terms and conditions  of the  Loan  Agreement,  and  Schedule  and all of the  other  Loan

Documents are hereby  reaffirmed  and shall continue in full force and effect as therein written. In the event of any express  inconsistency between the terms of this  Amendment  and the terms of any of the Loan  Documents,  the terms  hereof shall govern.



         9.       MISCELLANEOUS

                  -------------



                  (a) Third Party  Rights.  No rights are intended to be created

                      -------------------

hereunder  for the benefit of any third party  donee,  creditor,  or  incidental beneficiary.



                  (b) Headings.  The headings of any paragraph of this Amendment

                      --------

are for  convenience  only and  shall  not be used to  interpret  any  provision hereof.



                  (c) Other  Instruments.  Borrower  agrees to execute any other

                      ------------------

documents,  instruments and writings,  in form satisfactory to FINOVA, as FINOVA may reasonably request to carry out the intentions of the parties hereunder.



                  (d)  Modifications.  No  modification  hereof or any agreement

                       -------------

referred to herein shall be binding or enforceable  unless in writing and signed on behalf of the party against whom enforcement is sought.



                  (e) Governing  Law. The terms and conditions of this Amendment

                      --------------

shall be governed by the laws of the State of Arizona.



                  (f)  Counterparts.  This  Amendment  may be executed in one or

                       ------------

more counterparts,  each of which shall be deemed an original,  and all of which taken together shall constitute one instrument.



         IN WITNESS  WHEREOF,  the  parties  have caused  this  Amendment  to be executed and  delivered by their duly  authorized  officers as of the date above written.



HOLD BILLING SERVICES, LTD.                     FINOVA CAPITAL CORPORATION







By: HBS, INC., its sole general partner         By:____________________________





      By:__________________________

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      Scott McCormick, Vice President



Attest:________________________________

       Secretary or Assistant Secretary

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By their execution  hereof,  each of the undersigned  acknowledge and agree that the Validity and Support Agreements  executed by them on March 25, 1997 in favor of FINOVA continue in full force and effect.





-----------------------------------------

Harold Box





-----------------------------------------

David Mechler